SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C, 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                October 1, 1997
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                              THE FINOVA GROUP INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     1-11011                    86-0695381
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(State or Other Jurisdiction        (Commission               (I.R.S. Employer
       of Incorporation)            File Number)             Identification No.)


1850 NORTH CENTRAL AVENUE, P. O. BOX 2209, PHOENIX, ARIZONA           85004-2209
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:                 602/207-6900
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Item 5.  Other Events.

         A. Notification was sent to The FINOVA Group Inc.'s shareholders of a two-for-one stock split of the Company's Common Stock.

         B. Notification was sent to holders of Preferred Securities of a two-for-one stock split of The FINOVA Group Inc.'s Common Stock and the resulting change in conversion price applicable to the Convertible Trust Originated Preferred Securities of FINOVA Finance Trust.

         C. The FINOVA Group Inc. announced revenues, net income and selected financial data and ratios for the third quarter ended September 30, 1997 (unaudited).

Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits:


                   Exhibits                          Title
                 ------------     ----------------------------------------------

                 28A Letter to The FINOVA Group Inc. Shareholders dated October 1, 1997

                 28B Letter to Holders of Preferred Securities dated October 1, 1997

                 28C Press Release of The FINOVA Group Inc. dated October 14, 1997, as adjusted for the effects of a two-for-one stock split effective subsequent to the end of the quarter
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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          THE FINOVA GROUP INC.

                                              (Registrant)



Dated:  October 17, 1997       By       /s/ Bruno A. Marszowski
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                                 Bruno A. Marszowski, Senior Vice President,
                                 Chief Financial Officer and Controller
                                 Principal Financial Officer/Authorized Officer
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